UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2008
PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-7797 (Commission File Number)	52-0551284 (IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-99.1: PRESS RELEASE
EX-99.2: PRESS RELEASE

Item 1.01   Entry into a Material Definitive Agreement.
          On December 18, 2008, PHH Corporation (“PHH”, “Company”, “we” or “our”) issued a press release announcing that Chesapeake Funding LLC (“Chesapeake”), our wholly-owned subsidiary, amended the terms of the two series of notes comprising the Chesapeake program. The amendments include the extension of the scheduled expiry date of the Series 2006-2 notes through February 26, 2009, which is the scheduled expiry date of the Series 2006-1 notes, and the amendment of certain other terms and conditions of the two series of notes, including the amendment of certain pricing terms and conditions of the Series 2006-2 notes to be on terms substantially similar to those of the Series 2006-1 notes, the amendment of the amortization events of the Series 2006-2 notes to be consistent with those of the Series 2006-1 notes by including certain events of default by us under our $1.3 billion Amended and Restated Competitive Advance and Revolving Credit Agreement, and a reduction of the total capacity of the Chesapeake program from a combined $3.9 billion to $3.5 billion. The capacity under the Series 2006-1 notes and Series 2006-2 notes is $2.5 billion and $1.0 billion, respectively.
          These amendments were effected pursuant to the following agreements: (i) a Third Amendment, dated as of December 17, 2008, to the Series 2006-1 Indenture Supplement, dated as of March 7, 2006, as amended as of March 6, 2007 and as of February 28, 2008, among Chesapeake, as issuer, PHH Vehicle Management Services, LLC, as administrator, The Bank of New York Mellon (formerly known as The Bank of New York), as successor to JPMorgan Chase Bank, N. A., as indenture trustee (the “Indenture Trustee”), certain commercial paper conduit purchasers, certain banks and certain funding agents as set forth therein, and JPMorgan Chase Bank, N. A., in its capacity as administrative agent (the “Administrative Agent”) for the CP Conduit Purchasers, the APA Banks and the Funding Agents; (ii) a Third Amendment, dated as of December 17, 2008, to the Series 2006-2 Indenture Supplement, dated as of December 1, 2006, as amended as of March 6, 2007 and as of November 30, 2007, among Chesapeake, as issuer, PHH Vehicle Management Services, LLC, as administrator, the Indenture Trustee, certain commercial paper conduit purchasers, certain banks and certain funding agents as set forth therein, and the Administrative Agent; and (iii) an Amended and Restated Base Indenture dated as of December 17, 2008 among Chesapeake and the Indenture Trustee (the “Amended Base Indenture”).
          The full text of the press release is attached to this Current Report on Form 8-K (the “Form 8-K”) as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The information disclosed under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On December 19, 2008, we issued a press release announcing that Mark R. Danahy has been appointed President and Chief Executive Officer — PHH Mortgage, and that Mark E. Johnson has been appointed Senior Vice President and Treasurer of the Company.
          Terence W. Edwards will continue as President and Chief Executive Officer of the Company.
          The full text of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release dated December 18, 2008 announcing Amendments to the Chesapeake Funding Program.

99.2	Press Release dated December 19, 2008 announcing Executive Appointments.
Forward-Looking Statements
          This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
          You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By:	/s/ William F. Brown
	Name:	William F. Brown
	Title:	Senior Vice President, General Counsel and Corporate Secretary
Dated: December 19, 2008